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                                                                    EXHIBIT 99.2

                     INTERNATIONAL IMAGING MATERIALS, INC.

                SPECIAL MEETING OF STOCKHOLDERS OCTOBER 28, 1997

     The undersigned hereby appoints Michael J. Drennan and John W. O'Leary, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock, par value $.01 per share, of International Imaging Materials, Inc. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Morgan, Lewis & Bockius LLP at 101 Park Avenue, 45th Floor, New York, New York 10178, on Tuesday, October 28, 1997, commencing at 10:00 a.m. (local time), and at any adjournment or postponement thereof. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  (Continued and to be signed on reverse side)
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PLEASE MARK BOX [SOLID BOX] OR [X] IN BLUE OR BLACK INK.

Approval and adoption of the Agreement and Plan of Merger, dated as of July 15, 1997, among PAXAR Corporation ("PAXAR"), Ribbon Manufacturing, Inc., a wholly owned subsidiary of PAXAR ("Ribbon"), and the Company, providing for, among other things, the merger of Ribbon with and into IIMAK, which will be the surviving corporation, and the issuance of PAXAR Common Stock to the holders of IIMAK Common Stock, as more fully described in the Joint Proxy Statement/Prospectus dated September 26, 1997 relating to the Special Meeting.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
                                             Please sign exactly as your name
                                             appears on the left. When signing
                                             as an attorney, executor,
                                             administrator, trustee, guardian,
                                             corporation, officer or agent,
                                             please give your full title. If
                                             shares are held jointly, each
                                             holder should sign.

                                             PLEASE CHECK HERE IF YOU PLAN TO
                                             ATTEND THE SPECIAL MEETING [ ]

                                             Dated:                      , 1997
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                                                          Signature

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                                                          Signature

                                              PLEASE SIGN, DATE AND RETURN THE
                                                PROXY CARD USING THE ENCLOSED
                                                          ENVELOPE.